NEUBERGER BERMAN EQUITY FUNDS
                                  ADVISOR CLASS
                       DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

The Series currently subject to this Agreement are as follows:

Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Guardian Fund
Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Fund



Date: September 1, 2007